UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐  Preliminary proxy statement
☐  Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑  Definitive proxy statement
☐  Definitive additional materials
☐  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SUNAIR SERVICES CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date Filed:

SUNAIR SERVICES CORPORATION
595 SOUTH FEDERAL HIGHWAY, SUITE 500
BOCA RATON, FLORIDA 33432

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On February 7, 2007

To our shareholders:

The Annual Meeting of Shareholders (“Annual Meeting”) of Sunair Services Corporation (“Company,” “us,” “our” or “we”) will be held on February 7, 2007, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441, for the following purposes:

(1)	To elect seven members to our Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified; and

(2)	To act upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

All shareholders of record at the close of business on January 5, 2007 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ John J. Hayes
John J. Hayes
President and Chief Executive Officer

Boca Raton, FL
January 9, 2007

This is an important meeting and you are invited to attend the Annual Meeting in person. Whether or not you expect to be present at the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares in person.

SUNAIR SERVICES CORPORATION
595 SOUTH FEDERAL HIGHWAY, SUITE 500
BOCA RATON, FLORIDA 33432

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sunair Services Corporation (“Company,” “us,” “our” or “we”), of proxies to be used with respect to the matters to be voted upon at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on February 7, 2007, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441, and at any adjournments or postponements thereof.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is January 10, 2007. You should review the information provided in this proxy statement together with our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, which is being delivered to shareholders simultaneously with this proxy statement. The cost of solicitation of proxies is being borne by the Company.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

(1)	the election of seven members to our Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified; and

(2)	such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

Our Board of Directors has approved the nomination of, and unanimously recommends that you vote to elect, each of the seven nominees to our Board of Directors.

As of the record date, January 5, 2007, 13,017,559 shares of our common stock were issued and outstanding. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. Proxies may be revoked at any time prior to the Annual Meeting by giving written notice of revocation to our corporate Secretary, by giving a later dated proxy, or by attending the Annual Meeting and voting in person.

Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from the beneficial owners of our common stock. Brokers that do not receive instructions from such beneficial owners of our common stock are entitled to vote those shares with respect to Proposal 1. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal, are referred to as “broker non-votes.”

Under Florida law and our Articles of Incorporation, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast on the matters at the Annual Meeting constitutes a quorum. A share that is represented “for any purpose” is deemed present for quorum purposes. Therefore, abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the Annual Meeting, will have no effect on Proposal 1 and will count as non-votes for any other business that may properly come before the Annual Meeting.

This proxy statement is first being mailed to our shareholders on or about January 10, 2007. A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, except for exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests for copies should be directed to our corporate Secretary c/o Sunair Services Corporation, 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.

VOTING SECURITIES

Date; Time; Venue

Our Annual Meeting of Shareholders (“Annual Meeting”) will be held on February 7, 2007, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441.

Quorum

The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of our common stock will constitute a quorum.

Shareholder Vote Necessary to Approve Proposals

The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of the seven nominees to our Board of Directors, as described in Proposal 1.

If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies.

Proxy and Voting Mechanics

If you hold shares of our common stock at the close of business on January 5, 2007, the record date, you are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. As of the record date, there were 13,017,559 shares of our common stock issued and outstanding.

Abstentions are considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast “for” or “against” any matter. The inspector of elections will treat shares referred to as broker or nominee non-votes (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome on proposals as to which the proxies reflect broker or nominee non-votes, shares represented by these proxies will be treated as not present and not entitled to vote on that subject matter. Accordingly, these shares would not be considered by the inspectors as shares entitled to vote on that subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, which will have the effect of canceling any proxy previously given.

If the enclosed proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of each of the nominees for director. If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred only by the granting of these proxies.

Any shareholder giving a proxy may revoke it by written notice to our corporate Secretary at the address provided above at any time before it is exercised. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless this written notice is given or unless the shareholder votes by ballot at the Annual Meeting.

Costs of Proxy Solicitation

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of shares of our common stock held by these persons. We will reimburse these persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies without additional compensation by telephone or telegraph. We do not expect to pay any compensation for the solicitation of proxies.

PROPOSAL NO. 1

Election of Directors

Our directors are elected annually at the Annual Meeting of Shareholders and hold office until their death, resignation, retirement, removal, disqualification, or the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

The number of directors constituting the full Board of Directors currently is seven, and the term of each director will expire at the Annual Meeting.

All of the current directors whose regular terms of office expire at the upcoming Annual Meeting have been nominated for re-election to our Board of Directors at the Annual Meeting. Information about each of the nominees is given below. If elected, each of the nominees shall serve until the next Annual Meeting of Shareholders, expected to be held in February 2008, or until their successors have been duly elected and qualified.

We have no reason to believe that any of the nominees will be unable to serve as director. However, in the event that any nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of the person or persons as shall be nominated by our Board of Directors.

Nominees for Re-election

Joseph Burke, 49, was appointed to our Board of Directors on February 14, 2006, to fill a vacancy created on our Board of Directors following last year’s annual meeting. Mr. Burke was appointed by the affirmative vote of a majority of the Board of Directors, in accordance with our bylaws. Mr. Burke is the Chief Executive Officer of Lakeland Construction Finance, LLC, a specialty finance company that provides single-family home construction and development loans to mid-sized builders and developers whose operations are primarily focused in the Midwest. Mr. Burke also serves as a founding director of Flagship Community Bank, a state-chartered community bank in Florida that was organized in late 2005. Previously, Mr. Burke was a senior executive with Gateway, Inc. from 1995 to 2005. He served as Senior Vice President and Chief Financial Officer of Gateway in 2001 and 2002. During his tenure at Gateway, Mr. Burke also served in a number of other capacities, including Vice President of Market Development, Senior Vice President of Global Business Development, President of Gateway Country (Retail Division) and Senior Vice President of Latin America. Before joining Gateway, Mr. Burke spent eight years with Blockbuster Entertainment Corporation, a worldwide home entertainment retailer, serving in a number of financial capacities, including Controller, Treasurer and Senior Vice President and Chief Financial Officer of the International Division. Prior to that, Mr. Burke spent approximately five years practicing as a CPA with Coopers & Lybrand. Mr. Burke received his BSBA, major in accounting, from the University of Florida.

Joseph S. DiMartino, 63, was appointed to our Board of Directors on September 9, 2005, to fill a vacancy created by James E. Laurent’s resignation from our Board of Directors. Mr. DiMartino was nominated by Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), in accordance with a previously disclosed Purchase Agreement, dated November 17, 2004, between us and Coconut Palm. Since 1995, Mr. DiMartino has been the Chairman of the Board and a Director of The Dreyfus Family of Mutual Funds in New York City. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994. Mr. DiMartino also has served since 1997 as a Director and Chairman of the compensation committee of Century Business Services, Inc., The Newark Group and the Muscular Dystrophy Association. Mr. DiMartino is a 1965 graduate of Manhattan College and attended New York University’s Graduate School of Business.

Mario B. Ferrari, 29, was appointed Vice Chairman of our Board of Directors on February 4, 2005, at the Annual Meeting of Shareholders. Mr. Ferrari has served as Principal and Co-Founder of Royal Palm Capital

Partners, LLLP, a private investment and management firm, since July 2002. He has also served as a Director of Devcon International Corp, a publicly-held company that provides electronic security and construction services, since July 2004, and as a Director of Coconut Palm Acquisition Corp., a publicly held special purpose acquisition company, since September 2005. Previously, he worked as an investment banker with Morgan Stanley & Co. from 2000 to 2002. Prior to that, from 1997 to 1999, Mr. Ferrari was co-founder of PowerUSA, LLC, a retail energy services company. Mr. Ferrari received his B.S. in Finance and International Business, magna cum laude, from Georgetown University.

Arnold Heggestad, Ph.D., 63, was appointed to our Board of Directors in March 2003. Dr. Heggestad is the Holloway Professor of Finance and Entrepreneurship at the University of Florida and has been at the University since 1974. Dr. Heggestad has served as Chairman, Department of Finance, Insurance and Real Estate, Associate Dean, College of Business Administration, Director of the Center for Financial Institutions, Executive Director, University of Florida Research Foundation, Associate Vice-President of Entrepreneurial Programs in the Office of Research. Dr. Heggestad is a Director of Intrepid Capital Management, Inc. He has been very active in public service and has served both public and private interests in a number of capacities.

Steven P. Oppenheim, 60, was appointed to our Board of Directors in January 2004. Mr. Oppenheim is the President and owner of Oppenheim & Associates, Miami, FL, which, since 2002 has provided a wide range of consulting and strategic planning services to a diversified international clientele in the U.S., Europe and Latin America. Mr. Oppenheim holds a Juris Doctor Degree and maintained his own law firm from 1975 until 2001. From 1973 to 1975 he was tax supervisor for Coopers & Lybrand, CPA’s. Mr. Oppenheim serves in various officer capacities for several multinational companies or affiliates involving U.S business. He serves as a Director of the International Advertising Association and as a Director and Chairman of the British American Chamber of Commerce. He previously served as a Director of the French-American Chamber of Commerce, Italy-America Chamber of Commerce, and European-American Chamber of Commerce.

Richard C. Rochon, 49, was appointed Chairman of our Board of Directors on February 4, 2005, at the Annual Meeting of Shareholders. Mr. Rochon has served as Chairman and Chief Executive Officer of Royal Palm Capital Partners LLLP, a private investment and management firm, since 2002. Mr. Rochon also has served as a Director of Devcon International Corp, a publicly-held company that provides electronic security and construction services, since July 2004, and as Chairman and Chief Executive Officer of Coconut Palm Acquisition Company, a publicly held special purpose acquisition company, since September 2005. Previously, from 1987 to 2002, Mr. Rochon served as President of Huizenga Holdings, Inc, a management and holding company owned by H. Wayne Huizenga, whose investments included Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc. Mr. Rochon joined Huizenga Holdings in 1985 as Treasurer and was promoted to President in 1987. Mr. Rochon served as Vice Chairman of Huizenga Holdings and as sole Director for many of Huizenga Holdings’ private and public portfolio companies, including as a Director of AutoNation, Inc., the NHL’s Florida Panthers and the NFL’s Miami Dolphins. Mr. Rochon previously served as Vice Chairman of Boca Resorts, Inc, an owner and operator of luxury resort properties in Florida, from November 1996 to December 2004, while serving as President from March 1998 until January 2002. In addition, Mr. Rochon has been a Director of Bancshares of Florida, a full-service commercial bank, since 2002, and a Director of Century Business Services, a diversified services company, since 1996. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand. L.L.P. Mr. Rochon received his B.S. in Accounting from Binghamton University (formerly State University of New York at Binghamton) in 1979 and his Certified Public Accounting designation in 1981.

Charles P. Steinmetz, 67, was appointed to our Board of Directors in June 2005. Mr. Steinmetz was nominated by Coconut Palm, in accordance with a previously disclosed Purchase Agreement, dated November 17, 2004, between us and Coconut Palm, and pursuant to a previously disclosed Stock Purchase Agreement, dated June 7, 2005, between our subsidiary, Sunair Southeast Pest Holdings, Inc. (“Sunair Pest Holdings”), and the selling shareholders of Middleton Pest Control, Inc (“Middleton”). Mr. Steinmetz was the majority owner of Middleton from 1977 until it was purchased by Sunair Pest Holdings. Mr. Steinmetz also served in various capacities with Orkin Exterminating Company (1961-1973) and Truly Nolen, Inc. (1974-1977), and led the build-up and sale of All

America Termite and Pest Control, Inc. (1982-1997), which at the time of sale was the largest privately owned pest control company in the United States with 125 locations throughout Florida, Georgia, Alabama, North and South Carolina, Louisiana, Tennessee, Mississippi, Arizona and Texas. Mr. Steinmetz received his B.S. in Agriculture, major in Entomology, from the University of Florida.

Information Regarding our Board of Directors and Committees of our Board of Directors

Attendance at Board of Directors and Committees Meetings

During the fiscal year ended September 30, 2006, our Board of Directors held a total of 6 meetings and the Audit Committee held a total of 6 meetings. Other than Mr. DiMartino, each director attended at least 75% or more of the aggregate of the total number of meetings held by our Board of Directors and the total number of meetings held by all committees on which he served.

Directors’ Fees

Directors who are not full-time employees of our company were paid an annual retainer in the amount of $28,000 and an attendance fee of $1,500 for each meeting of our Board of Directors, plus travel expenses incurred in connection therewith. Further, each of the directors who are not full-time employees of our company receive 5,000 options to purchase shares of our common stock for each year of service, which vest quarterly during each year of service, and any new directors who are not full-time employees of our company receive 20,000 options to purchase shares of our common stock upon joining the Board of Directors, which vest quarterly over the first year of service.

The Audit Committee consists of Joseph Burke, Arnold Heggestad, Ph.D. and Steven P. Oppenheim. Mr. Heggestad, the Audit Committee chairman, received an annual retainer in the amount of $5,000 and an attendance fee of $1,500 for each meeting of the Audit Committee, and the other members of the Audit Committee were paid $1,250 each for each committee meeting.

Directors who are full-time employees of our company are not paid any fees or additional remuneration for services as members of our Board of Directors or any committee thereof.

Committees and Meetings of our Board

Audit Committee.  The Audit Committee was the sole functioning committee of our Board of Directors during the fiscal year ended September 30, 2006. For more information about our Audit Committee and its Audit Committee Report, see “Audit Committee” beginning on page 15.

Nominating Committee.  During the fiscal year ended September 30, 2006, we did not have a nominating or similar committee. By resolution of the Board of Directors, the Independent Board Members performed the functions of a nominating committee, including reviewing and recommending to the Board of Directors candidates for directors. On October 31, 2006, our Board of Directors unanimously agreed to establish a Nominating Committee and appointed Joseph S. DiMartino and Steven P. Oppenheim to serve on such committee beginning in Fiscal 2007. Mr. DiMartino will serve as the Chairman of the Nominating Committee. Our Board of Directors has determined that the members of the Nominating Committee are independent as defined by the American Stock Exchange Company Guide. The Nominating Committee has been assigned the functions of (i) soliciting, considering, recommending and nominating candidates to serve on the Board of Directors under criteria adopted by it from time to time; (ii) advising the Board of Directors with respect to its composition, procedures and committees; (iii) overseeing periodic evaluations of the Board of Directors and its committees, including establishing criteria to be used in connection with such evaluations; and (iv) reviewing and reporting to the Board of Directors on a periodic basis with regard to matters of corporate governance. The Nominating Committee intends to, but has not yet adopted a charter.

If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under the caption “Information Concerning Shareholder Proposals” beginning on page 19. Each written notice must set forth: (1) the name and address of the shareholder who is making the nomination; (2) the number of shares of our common stock which are beneficially owned by the shareholder and a representation that the shareholder is a holder of record of our common stock entitled to vote at the annual meeting of shareholders and intends to appear in person or by proxy at the meeting and nominate the person specified in the notice; (3) the name of the director candidate; (4) a complete resume or statement of the candidate’s qualifications (including education, work experience, knowledge of our industry, membership on the board of directors of another corporation and civic activity); (5) a description of all arrangements or understandings between the shareholder and the candidate and/or any other person or persons pursuant to which the nomination is to be made by the shareholder; (6) such other information regarding a candidate as would be required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the Securities and Exchange Commission and the American Stock Exchange and information regarding the candidate’s attributes that the Independent Board Members would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the Securities and Exchange Commission; and (7) the candidate’s consent to serve as a director of our company if elected.

The suitability of potential candidates nominated by shareholders will be evaluated in the same manner as other candidates that are identified by the Nominating Committee. In making its nominations, the Nominating Committee will identify candidates who meet the current challenges and needs of the Board of Directors. In making such decisions, the Nominating Committee will consider, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the American Stock Exchange. The Nominating Committee will use multiple sources for identifying and evaluating nominees for directors including referrals from current directors, recommendations by shareholders and input from third party executive search firms.

Compensation Committee.  During the fiscal year ended September 30, 2006, we did not have a compensation or similar committee. The Independent Board Members performed the functions of a compensation committee including reviewing and recommending to the Board of Directors the compensation of our executive officers, including salaries, bonuses and benefit plans. On October 31, 2006, our Board of Directors unanimously agreed to establish a Compensation Committee and appointed Joseph S. DiMartino and Steven P. Oppenheim to serve on such committee beginning in Fiscal 2007. The Compensation Committee has been assigned the functions of establishing salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees.

The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of each of the nominees set forth in this Proposal 1. You may vote in favor of, or you may withhold your vote from, the nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Our Board of Directors unanimously recommends that you vote FOR the election of each of the nominees set forth in this Proposal 1.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our current directors and executive officers. Our directors are elected annually and hold office until their death, resignation, retirement, removal, disqualification, or the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. Our executive officers serve at the discretion of our Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our current Board of Directors consists of seven persons.

Name	Age	Position

Joseph Burke	49	Director
Edward M. Carriero, Jr.	51	Interim Chief Financial Officer
Gregory A. Clendenin	53	Chief Executive Officer of Sunair Southeast Pest Holdings, Inc. and Middleton Pest Control, Inc.
Joseph S. DiMartino	63	Director
Mario B. Ferrari	29	Vice Chairman of the Board
John J. Hayes	54	President and Chief Executive Officer
Arnold Heggestad, Ph.D.	63	Director
Steven P. Oppenheim	60	Director
Richard C. Rochon	49	Chairman of the Board
Charles P. Steinmetz	67	Director

Below is a summary of the business experience of our executive officers who do not serve on our Board of Directors. The business experience of the nominees to our Board of Directors appears under the caption “Nominees for Re-election” beginning on page 4.

Edward M. Carriero, Jr., 51, has served as our Interim Chief Financial Officer since September 8, 2006. Mr Carriero replaced our former Chief Financial Officer, Synnott B. Durham, who resigned after we sold substantially all of the assets of our high frequency single sideband communication business. Mr. Carriero also serves as the Chief Financial Officer of Middleton. Mr. Carriero commenced employment with Middleton in February 2006. Prior to joining Middleton, from July 2003 to February 2006, Mr. Carriero served as the revenue auditor for Broward County Port Everglades, a large seaport in South Florida. From October 2001 to July 2003, Mr. Carriero served as CFO of Apex Maintenance Services, Inc., a roofing contractor. From June 1998 to October 2001, Mr. Carriero provided consulting services to various businesses. From June 1991 to June 1998, Mr. Carriero held several operating positions for Huizenga Holdings, Inc., including: executive vice president/chief financial officer and director for Life General Security Insurance Company, a $100 million life and health insurance company operating in 27 states; executive vice president/chief operating officer for Blue Ribbon Water Company, a bottled water delivery company; and vice president and general manager of Suncoast Helicopters, Inc., a helicopter charter company. Mr. Carriero received his Bachelor of Science in accounting from Saint Francis College in Brooklyn, N.Y. and his MBA from the University of Miami.

Gregory A. Clendenin, 53, has served as Chief Executive Officer of our wholly-owned subsidiary Sunair Pest Holdings and its wholly-owned subsidiary Middleton, since June 7, 2005, when Middleton was acquired by Sunair Pest Holdings pursuant to a previously disclosed Stock Purchase Agreement, dated June 7, 2005. Previously, Mr. Clendenin served as President and Chief Executive Officer of Middleton since 1996. Mr. Clendenin received his MBA from the Crummer Graduate School of Business at Rollins College.

John J. Hayes, 54, has served as our President and Chief Executive Officer since February 2005. Mr. Hayes previously served as Executive Vice President (2000-2004), President (1987-1989) and Chief Operational Officer (1985-1987) of The TruGreen Companies, and held various other executive roles with The TruGreen Companies since 1975. From 1990-1999, Mr. Hayes served in various capacities as a private investor. Mr. Hayes received his J.D. from the University of Detroit and his B.S. from Michigan State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date (or such other date indicated in the footnotes below), the number and percentage of shares beneficially owned by the following: (i) each person known to us to own beneficially more than 5 percent of the outstanding shares of our common stock; (ii) each of our current directors; (iii) each of our executive officers who had an annual salary and bonus for Fiscal 2006 in excess of $100,000 and our President and Chief Executive Officer; and (iv) all of our directors and executive officers as a group.

	Number of Shares
	Beneficially	Percent of
Name(1)	Owned(2)	Common Stock

Coconut Palm Capital Investors II, Ltd.(3)	14,910,000	64.8%
Michael Brauser(4)	1,980,952	14.2%
SunTrust Banks, Inc. 303 Peachtree Street, Suite 1500 Atlanta, GA 30308(5)	1,761,522	13.2%
Joseph S. DiMartino(6)	20,000	*
Mario B. Ferrari(7)	14,915,000	64.8%
Arnold Heggestad, Ph.D.(8)	31,000	*
Michael D. Herman	2,180,600	16.8%
James E. Laurent(9)	31,659	*
Steven P. Oppenheim(10)	25,000	*
Richard C. Rochon(11)	14,915,000	64.8%
Charles P. Steinmetz(12)	416,524	3.2%
Gregory A. Clendenin(13)	218,943	1.7%
Synnott B. Durham(14)	31,654	*
John J. Hayes(15)	664,932	5.0%
Dru A. Schmitt(16)	1,296,728	9.5%
Joseph Burke(17)	20,000	*
Edward M. Carriero(18)	4,375	*
All directors and executive officers as a group (12 persons)(19)	16,384,087	69.5%

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each person named in this table is c/o Sunair Services Corporation, 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.

(2)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or warrants exercisable within 60 days after the record date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares owned by them.

(3)	Consists of 4,910,000 shares of our common stock and 10,000,000 shares of our common stock underlying warrants issued to Coconut Palm that are immediately exercisable. Coconut Palm has the sole power to dispose of 5,527,468 shares of common stock beneficially owned by it. Coconut Palm has the sole power to vote, or to direct the vote of, 14,910,000 shares of Common Stock. 9,382,532 of the 14,910,000 shares of our common stock consist of an aggregate of 4,679,600 shares of common stock and 4,702,932 shares underlying warrants that are immediately exercisable, which Coconut Palm has the sole power to vote pursuant to proxy agreements that were executed by certain limited partners of Coconut Palm upon their redemption of their limited partnership interests for shares of our common stock and warrants to purchase shares of our common stock beneficially owned by Coconut Palm. Richard C. Rochon, Chairman of our Board of Directors, and Mario B. Ferrari, Vice Chairman of our Board of Directors, are the natural persons who exercise voting and investment control over the shares.

(4)	Mr. Brauser acquired such shares upon the redemption of his limited partnership interests in Coconut Palm and has granted Coconut Palm the sole power to vote such shares pursuant to a proxy agreement. Includes 980,952 shares underlying warrants that are immediately exercisable.

(5)	Consists of: (i) 1,000,000 shares of our common stock and 350,000 shares of our common stock underlying warrants that are immediately exercisable issued to Trusco Capital Management, Inc. SunTrust Banks, Inc. is the parent holding company of Trusco Capital Management, Inc. Mark Garfinkel exercises voting and dispositive power over such shares; (ii) 205,761 shares of our common stock issued to The Charles P. Steinmetz Irrevocable Trust for the Benefit of Matthew A. Steinmetz. SunTrust Banks, Inc. is the trustee of such trust, and exercises the voting and dispositive power over such shares; and (iii) 205,761 shares of our common stock issued to The Charles P. Steinmetz Irrevocable Trust for the Benefit of Louis Steinmetz. SunTrust Banks, Inc. is the trustee of such trust, and exercises the voting and dispositive power over such shares.

(6)	Consists of 20,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(7)	Shares consist of: (i) 5,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date; and (ii) all shares beneficially owned by Coconut Palm (assumes beneficial ownership of such shares is attributed to Mr. Ferrari, and Mr. Ferrari disclaims beneficial ownership of these shares).

(8)	Includes 25,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(9)	Includes 31,654 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Mr. Laurent resigned in September 2006, when we completed the sale of substantially all of the assets of Sunair Communications, Inc., our wholly-owned subsidiary through which we previously operated our high frequency single sideband communication business.

(10)	Consists of 25,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(11)	Shares consist of: (i) 5,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date; and (ii) all shares beneficially owned by Coconut Palm (assumes beneficial ownership of such shares is attributed to Mr. Rochon, and Mr. Rochon disclaims beneficial ownership of these shares).

(12)	Includes 5,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(13)	Includes 11,906 shares issuable upon exercise of options that are exercisable within 60 days after the record date. The securities are held by The Gregory A. Clendenin Trust, of which Mr. Clendenin is the trustee.

(14)	Includes 31,654 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Mr. Durham resigned in September 2006, when we completed the sale of substantially all of the assets of Sunair Communications, Inc., our wholly-owned subsidiary through which we previously operated our high frequency single sideband communication business.

(15)	Includes 83,332 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Also includes 290,800 shares of our common stock and 290,800 shares underlying warrants that Mr. Hayes acquired upon the redemption of his limited partnership interests in Coconut Palm. Mr. Hayes has granted a proxy to the general partner of Coconut Palm to vote such shares.

(16)	Includes 600,000 shares of our common stock and 571,428 shares underlying warrants that Mr. Schmitt acquired upon the redemption of his limited partnership interests in Coconut Palm. Mr. Schmitt has granted a proxy to the general partner of Coconut Palm to vote such shares. The securities are held by the Dru A. Schmitt Revocable Trust U/A/D 10/20/97, of which Mr. Schmitt is the sole trustee and sole beneficiary.

(17)	Includes 20,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(18)	Includes 4,375 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Mr. Carriero began serving as our Interim Chief Financial Officer in September 2006. Mr. Carriero also serves as the Chief Financial Officer of Middleton. Mr. Carriero commenced employment with Middleton in February 2006.

(19)	Includes 10,558,721 shares issuable upon exercise of options and warrants that are immediately exercisable or are exercisable within 60 days after the record date.

Change in Control

On February 8, 2005, we closed a transaction with Coconut Palm, which we entered into on November 17, 2004. Coconut Palm purchased from us 5,000,000 units (“Units”) for an aggregate purchase price of $25 million. Each Unit consisted of (i) one share of our common stock, (ii) one warrant to purchase one share of our common stock at an exercise price of $6 per share with a term of three years and (iii) one warrant to purchase one share of our common stock at an exercise price of $7 per share with a term of five years. Coconut Palm obtained the $25 million in a private placement of its equity. Following the closing of the transaction, Coconut Palm beneficially owned 15 million shares, or approximately 78.9% of our then outstanding shares of common stock. Currently, Coconut Palm beneficially owns approximately 64.8% of our outstanding shares of common stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10 percent shareholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of these reports furnished to us and representations that no other reports were required, during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with, except: (i) each of Messrs. Brauser and Carriero were late filing a Form 3; (ii) each of Messrs. DiMartino, Ferrari, Heggestad, Oppenheim, Rochon and Steinmetz were late in filing one Form 4 for one transaction; (iii) Coconut Palm was late in filing a Form 4 for three transactions; and (iv) Mr. Clendenin was late in filing a Form 4 for two transactions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer; and (ii) each of our other executive officers who earned $100,000 or more during Fiscal 2006, 2005 and 2004 (“Named Executive Officers”).

						Long Term Compensation
	Annual Compensation					Awards		Payouts
	Fiscal			Other Annual		Restricted	Options/	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Stock Awards	SARs	Payments	Compensation

John J. Hayes	2006	$325,000	—		*	—	—	—	—
President and	2005	$210,625	—		*	—	166,667	—	—
Chief Executive Officer
Gregory A. Clendenin	2006	$305,555	—		*	—	—	—	—
Chief Executive Officer of Sunair	2005	$110,884	—		*	—	47,625	—	—
Southeast Pest Holdings, Inc. and Middleton Pest Control, Inc.
Synnott B. Durham(1)	2006	$131,980	—	—		—	5,000	—	$2,077	(2)
Chief Financial Officer	2005	$124,115	—	—		—	40,000	—	$3,408
	2004	$110,000	—	—		—	—	—	$3,853
James E. Laurent(3)	2006	$139,792	—	—		—	5,000	—	$1,950	(4)
President of Sunair	2005	$147,279	—	—		—	40,000	—	$3,251
Communications, Inc.	2004	$137,500	—	—		—	—	—	$3,781
Edward M. Carriero, Jr.(5)	2006	$53,749	—	—		—	17,500	—	—
Interim Chief Financial Officer and Chief Financial Officer of Middleton Pest Control, Inc.

*	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(1)	Mr. Durham resigned in September 2006, when we completed the sale of substantially all of the assets of Sunair Communications, Inc., our wholly-owned subsidiary through which we previously operated our high frequency single sideband communication business.

(2)	Includes $1,875 in company matching contributions to our 401(k) plan and $202 in premiums for term life insurance on the Named Executive Officer.

(3)	Mr. Laurent resigned in September 2006, when we completed the sale of substantially all of the assets of Sunair Communications, Inc., our wholly-owned subsidiary through which we previously operated our high frequency single sideband communication business.

(4)	Includes $1,830 in company matching contributions to our 401(k) plan and $120 in premiums for term life insurance on the Named Executive Officer.

(5)	Mr. Carriero began serving as our Interim Chief Financial Officer in September 2006. Mr. Carriero also serves as the Chief Financial Officer of Middleton. Mr. Carriero commenced employment with Middleton in February 2006.

Option Grants

The following table sets forth the individual grants of stock options made by us during the fiscal year ended September 30, 2006 to our Named Executive Officers.

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal 2005	Price	Date

John J. Hayes	—	—	—	—
Gregory A. Clendenin	—	—	—	—
Synnott B. Durham	5,000	3.5%	$5.60	12/15/2013
James E. Laurent	5,000	3.5%	$5.60	12/15/2013
Edward M. Carriero, Jr.	17,500	12.3%	$6.09	02/06/2014

Aggregated Fiscal Year-End Option Value Table

The following table sets forth, with respect to each of our Named Executive Officers, the number of share options exercised and the dollar value realized from those exercises during the 2006 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 30, 2006.

					Value of Unexercised
					In-the-Money
			Number of Securities Underlying Unexercised Options		Options at Fiscal
	Shares Acquired	Value	at Fiscal Year-End (#)		Year-End ($)(1)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John J. Hayes	—	—	83,332	83,335	—	—
Gregory A. Clendenin	—	—	11,906	35,719	—	—
Synnott B. Durham	—	—	31,654	8,346	—	—
James E. Laurent	—	—	31,654	8,346	—	—
Edward M. Carriero, Jr.	—	—	0	17,500	—	—

(1)	The closing price for our common stock on September 29, 2006 was $4.30. Value is calculated by multiplying (a) the difference between $4.30 and the option exercise price by (b) the number of shares of our common stock underlying the options.

Employment Agreements

John J. Hayes.  In connection with a Purchase Agreement dated November 17, 2004, between us and Coconut Palm, we entered into an employment agreement with John J. Hayes, effective as of February 9, 2005, pursuant to which he serves as our President and Chief Executive Officer. The employment agreement provides that Mr. Hayes is entitled to receive $325,000 in annual salary, which may be increased at the discretion of the Board of Directors. Mr. Hayes will also be entitled to participate in our equity-based compensation plans and shall be entitled to other employee benefits to the same extent as our other similarly situated senior executives. Mr. Hayes’ employment agreement has a term of four years; however, such term may be further extended by us and Mr. Hayes in writing. Either we or Mr. Hayes may terminate his employment agreement upon 60 days prior notice. However, if we terminate the employment agreement without cause, or Mr. Hayes terminates his employment agreement with cause, we are required to pay Mr. Hayes severance payments at the rate of his salary in effect on the date of termination for two years. Upon a change in control, all options previously granted to Mr. Hayes will automatically vest and if he terminates his employment with us with cause within one year after a change in control, he will be entitled to the two years of severance payments. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction involves a pest and termite control services company or relates to any existing or former business segment or division in which we operate, or if the change in control is procured, directly or indirectly, by Mr. Hayes, Richard C. Rochon, Mario B. Ferrari, Coconut Palm, any then existing executive officer or director of us or any former executive officer or director previously affiliated with us during the six month period prior to the specified change in control and/or any affiliates of the foregoing.

Mr. Hayes will be further subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does not entitle him to the severance payments described above. Mr. Hayes will also be subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does entitle him to the severance payments described above. However, if we fail to make these severance payments, Mr. Hayes’ noncompete obligations will no longer be in effect.

Gregory Clendenin.  In connection with the completion of the acquisition of Middleton, on June 7, 2005, our subsidiary, Sunair Pest Holdings, entered into an employment agreement with Gregory Clendenin pursuant to which he serves as CEO of Sunair Pest Holdings and Middleton. The employment agreement provides that Mr. Clendenin is entitled to receive $332,652 in annual salary, which may be increased at the discretion of the Board of Directors, plus a bonus plan under which Mr. Clendenin may receive up to 10% of the net increase in value of Sunair Pest Holdings for the Southeast territory that Mr. Clendenin manages. Mr. Clendenin will also be entitled to participate in any bonus plan, incentive stock option plan or other employee benefits of Sunair Pest Holdings that are available to other similarly situated executives of Sunair Pest Holdings. Mr. Clendenin’s employment agreement has a term of five years; however, such term may be further extended by us and Mr. Clendenin in writing. Either we or Mr. Clendenin may terminate his employment agreement upon 60 days prior notice. However, if we terminate the employment agreement without cause, or Mr. Clendenin terminates his employment agreement with cause, we are required to pay Mr. Clendenin severance payments at the rate of his salary in effect on the date of termination for two years. Upon a change in control, all options previously granted to Mr. Clendenin will automatically vest and if he terminates his employment with us with cause within one year after a change in control, he will be entitled to the two years of severance payments. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction involves a pest and termite control services company or relates to any existing or former business segment or division in which we operate, or if the change in control is procured, directly or indirectly, by Mr. Clendenin, Richard C. Rochon, Mario B. Ferrari, Coconut Palm, any then existing executive officer or director of us or any former executive officer or director previously affiliated with us during the six month period prior to the specified change in control and/or any affiliates of the foregoing, or the change in control relates to any collateral assignment of pledge of the stock and/or assets of Sunair Pest Holdings to secure obligations of Sunair Pest Holdings and/or any of its affiliates.

Mr. Clendenin will be further subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does not entitle him to the severance payments described above. Mr. Clendenin will also be subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does entitle him to the severance payments described above. However, if we fail to make these severance payments, Mr. Clendenin’s noncompete obligations will no longer be in effect.

Pursuant to the employment agreement, we agreed to make available up to 300,000 options to purchase shares of our common stock to employees of Middleton, including Mr. Clendenin, subject to approval by our Board of Directors. The Board of Directors approved a grant of 47,625 options to Mr. Clendenin.

James E. Laurent and Synnott B. Durham.  In connection with the Purchase Agreement, dated November 17, 2004, between us and Coconut Palm, James E. Laurent and Synnott B. Durham entered into employment agreements with us, which became effective upon the closing of the transaction. Pursuant to the employment agreements, Mr. Laurent served as the President of Sunair Communications, Inc., and received $152,500 in annual salary. Mr. Durham served as our Chief Financial Officer and the Chief Financial Officer of Sunair Communications, Inc., and was entitled to receive $125,000 in annual salary. Messrs. Laurent and Durham were also entitled to other employee benefits to the same extent as our other similarly situated senior executives. Messrs. Laurent and Durham resigned from their respective offices on September 8, 2006, when we completed the sale of substantially all of the assets of Sunair Communications, Inc. to Sunair Holdings, LLC. Sunair Holdings, LLC agreed to assume the employment agreements of Messrs. Laurent and Durham, effective upon the closing. As a result, Messrs. Durham and Laurent are no longer employed by us or Sunair Communications, Inc. We will not incur any penalties in connection with the assignment of the employment agreements. Messrs. Durham and Laurent are also affiliates of Sunair Holdings, LLC.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the American Stock Exchange has recently enacted changes to its corporate governance and listing requirements which changes have been approved by the Securities and Exchange Commission. In response to these actions, our Board of Directors has initiated the below actions consistent with the new rules.

Independent Directors

The Board of Directors has determined that the following four individuals of the existing members of the Board of Directors are independent as defined by the American Stock Exchange Company Guide: Joseph Burke, Joseph S. DiMartino, Arnold Heggestad, Ph.D. and Steven P. Oppenheim (“Independent Board Members”).

Code of Ethical Conduct

We have adopted a Code of Ethical Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are bound by this Code of Ethical Conduct, violations of which may be reported to the Audit Committee. The Code of Ethical Conduct includes provisions applicable to our senior executive officers consistent with the Sarbanes-Oxley Act of 2002. This Code of Ethical Conduct is available on our website http://www.sunairservices.com. We intend to post on our website amendments to or waivers from our Code of Ethical Conduct. Our internet website and the information contained in it are not incorporated into this proxy statement.

Personal Loans to Executive Officers and Directors

We comply with and will operate in a manner consistent with recently enacted legislation prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.

Communications with Shareholders

Our Board of Directors provides a process for shareholders to send communications to the Board of Directors or any of the directors. Shareholders may send written communications to our Board of Directors or any director c/o our corporate Secretary c/o Sunair Services Corporation, 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432. All communications will be compiled by our corporate Secretary and submitted to our Board of Directors or the individual directors on a periodic basis. It is our policy that the directors who are up for election at the Annual Meeting of Shareholders attend the Annual Meeting of Shareholders. All of the nominees up for election at the 2005 Annual Meeting of Shareholders attended the 2005 Annual Meeting of Shareholders.

Audit Committee

Our Audit Committee assists our Board of Directors in monitoring the integrity of our financial statements and compliance with requirements as set forth in the Statement of Auditing Standards. Its responsibilities include the maintenance of free and open communications among the directors, the independent auditors and financial management of our company.

The members of our Audit Committee are Joseph Burke, Arnold Heggestad, Ph.D. and Steven P. Oppenheim. Mr. Burke was elected to the Audit Committee on October 31, 2006. Messrs. Burke, Heggestad and Oppenheim are each standing for election at the Annual Meeting. After reviewing the qualifications of the current members of our Audit Committee, and any relationships they may have with us that might affect their independence from us, our Board of Directors has determined that: (1) all current committee members are “independent” as that concept is defined in the applicable rules of the American Stock Exchange and the Securities and Exchange Commission; (2) all current committee members are financially literate, and (3) all current committee members qualify as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission. In making the determination as to Messrs. Burke’s, Heggestad’s and Oppenheim’s status as an audit committee financial expert, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules as well as the listing standards of the American Stock Exchange. Our Board of Directors has adopted a written charter for the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

Joseph Burke
Arnold Heggestad
Steven P. Oppenheim

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

There is no family relationship between or among any of our directors and executive officers.

Related Transactions

On August 6, 2004, we acquired all of the outstanding stock of Percipia, Inc., an Ohio Corporation, and its wholly owned subsidiary, Percipia Networks, Inc. (collectively, “Percipia”), from the Percipia shareholders. The consideration paid consisted of $660,000 cash and 190,000 shares of our common stock. One of our directors, Michael D. Herman, received $217,800 in cash and 62,700 (10% of which are subject to a hold-back for indemnity claims) shares of our common stock in exchange for his 55,182 shares of Percipia in connection with the acquisition. The terms of the transaction were determined in arm’s length negotiations between us and the Percipia shareholders and approved by the disinterested members of our Board of Directors and our Audit Committee. The Audit Committee received a fairness opinion from an investment banking firm stating that the total consideration to be paid in the transaction in exchange for Percipia’s stock was fair from a financial point of view to our shareholders and option holders. Also in connection with the acquisition, we agreed to liquidate approximately $1,600,000 of Percipia’s debt, representing substantially all of Percipia’s long term debt. This included satisfaction of notes held by Mr. Herman for approximately $607,000, including accrued interest.

As described under the caption “Change in Control” beginning on page 11, on February 8, 2005, we closed a transaction with Coconut Palm, which we entered into on November 17, 2004, pursuant to which Coconut Palm purchased from us 5,000,000 Units for an aggregate purchase price of $25 million. In consideration of Mr. Herman’s efforts on behalf of our company in connection with the equity investment by Coconut Palm, the Board of Directors unanimously voted to award to Mr. Herman a bonus in the amount of $75,000, payable upon the closing of the Coconut Palm transaction.

Effective upon the closing of the Coconut Palm transaction, we entered into a management services agreement with an affiliate of Coconut Palm, RPC Financial Advisors, LLC (“RPC”), pursuant to which RPC agreed to provide management services for us. We have agreed to pay RPC a management fee in the aggregate amount of

$1,562,500 per year. Richard C. Rochon and Mario B. Ferrari, both of whom are affiliates of Coconut Palm and each of whom are members of our Board of Directors and principal shareholders of our company, are also affiliates of RPC.

On June 7, 2005, our subsidiary, Sunair Pest Holdings, acquired all of the outstanding stock of Middleton from the Middleton shareholders. The aggregate consideration paid consisted of: (i) $35.0 million in cash; (ii) $5.0 million in the form of a subordinated promissory note; and (iii) 1,028,807 shares of our common stock, which was determined by dividing (x) $10.0 million by (y) the average closing price of a share of our common stock as reported on the American Stock Exchange for the thirty (30) consecutive trading day period ending the second trading day immediately prior to the closing (collectively, the “Transaction Consideration”). The Transaction Consideration was allocated pro rata among the shareholders of Middleton. As shareholders of Middleton, a trust controlled by Gregory Clendenin received 205,761 shares of our common stock, $7.0 million in cash and $1.0 million principal amount of a subordinated note and Charles Steinmetz and certain irrevocable family trusts received 823,046 shares of our common stock, $28.0 million cash and $4.0 million principal amount of a subordinated promissory note in exchange for their shares of Middleton in connection with the acquisition. In connection with the completion of the acquisition of Middleton, Mr. Clendenin became the CEO of Sunair Pest Holdings and Middleton and Mr. Steinmetz became a director of our company.

On September 8, 2006, we completed the sale of substantially all of the assets of Sunair Communications, Inc., our wholly-owned subsidiary through which we previously operated our high frequency single sideband communication business, to Sunair Holdings, LLC, a Florida limited liability company. The aggregate consideration received by us consisted of $3.7 million in cash and $2.0 million in the form of a three year subordinated promissory note issued by Sunair Holdings and made payable to Sunair Communications. Effective upon the closing, Synnott B. Durham resigned as our Chief Financial Officer and an officer and director of Sunair Communications, and James E. Laurent resigned as an officer and director of Sunair Communications. Messrs. Durham and Laurent are also affiliates of Sunair Holdings. As affiliates of Sunair Holdings, Messrs. Durham and Laurent have jointly and severally guaranteed the payment of the promissory note. In connection with the sale, we also repurchased from Mr. Durham 17,000 shares of our common stock, and we repurchased from Mr. Laurent 36,000 shares of our common stock. The proceeds were credited toward the cash portion of the purchase price at the closing. The purchase price for the repurchased shares was determined by multiplying the number of shares by the average closing price of a share of our common stock as reported on the American Stock Exchange for the 30 consecutive trading day period ending the second trading day immediately prior to the closing.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Berenfeld Spritzer Shechter & Sheer was designated by our Board of Directors to audit the financial statements of our company and our subsidiaries for the fiscal year ended September 30, 2006. The firm and its predecessor, Puritz & Weintraub, has been our independent accountant since 1985.

Representatives of Berenfeld Spritzer Shechter & Sheer are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee pre-approves the engagement of Berenfeld Spritzer Shechter & Sheer for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services.

Audit Fees

The aggregate fees billed by our auditors for professional services rendered for Fiscal 2006 and 2005, including fees associated with the annual audit, reviews of the consolidated financial statements included in our Form 10-KSB, reviews of the quarterly reports on Form 10-QSB, statutory audits, 401K plan audit, acquisition audits for our Forms 8-K, fees related to filings with the Securities and Exchange Commission and consultations on accounting issues and the application of new accounting pronouncements were approximately $457,000 and $225,500, respectively.

Audit-Related Fees

For Fiscal 2006 and 2005, our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.

Tax Fees

For Fiscal 2006 and 2005, our auditors did not bill any additional fees for professional services for tax compliance, tax advice, and tax planning.

All Other Fees

For Fiscal 2006 and 2005, our auditors did not bill any additional fees for any other non-audit services rendered to us, such as attending meetings and other miscellaneous financial consulting.

Auditor Independence

Our Board of Directors considers that the work done for us in the fiscal year ended September 30, 2006, by Berenfeld Spritzer Shechter & Sheer is compatible with maintaining Berenfeld Spritzer Shechter & Sheer’s independence.

Auditor’s Time On Task

All of the work expended by Berenfeld Spritzer Shechter & Sheer on our September 30, 2006 audit was attributed to work performed by Berenfeld Spritzer Shechter & Sheer’s full-time, permanent employees.

OTHER BUSINESS

Our Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise. Discretionary authority to vote on such matters is conferred only by the granting of such proxies.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, except for the exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests should be directed to our corporate Secretary c/o Sunair Services Corporation, 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

The deadline by which shareholder proposals must be submitted for inclusion in our proxy statement for the next Annual Meeting of Shareholders is September 11, 2007, under Rule 14a-8 of the Securities Exchange Act of 1934. Additionally, we must receive notice of any shareholder proposal to be submitted at the next Annual Meeting of Shareholders (but not required to be included in our proxy statement for that meeting) by November 9, 2007, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act of 1934 and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

By Order of the Board of Directors,

/s/  John J. Hayes
John J. Hayes
President and Chief Executive Officer

Boca Raton, Florida
January 9, 2007

SUNAIR SERVICES CORPORATION
PROXY
ANNUAL MEETING OF SHAREHOLDERS — FEBRUARY 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned does hereby appoint EDWARD M. CARRIERO, JR. and JOHN J. HAYES, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of SUNAIR SERVICES CORPORATION (“Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on February 7, 2007, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441, and at any adjournment(s), or postponement(s) thereof.
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF
SUNAIR SERVICES CORPORATION
February 7, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
     Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE      ☒
1. PROPOSAL 1: To elect the seven nominees listed in the Proxy Statement to the Company’s Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

NOMINEES:
☐ Joseph Burke
☐	FOR ALL NOMINEES	☐ Joseph S. DiMartino
☐ Mario B. Ferrari
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Arnold Heggestad, Ph.D.
☐ Steven P. Oppenheim
☐	FOR ALL EXCEPT	☐ Richard C. Rochon
	(See instructions below)	☐ Charles P. Steinmetz

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL 2: To act upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.
The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated January 9, 2007, and the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.